UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 16, 2012

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

40 Valley Stream Parkway
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

On April 16, 2012, Auxilium Pharmaceuticals, Inc. and FCB I LLC (“FCB”) issued a joint press release announcing that they have received a notice from Watson Laboratories, Inc. (“Watson”) that advises them of Watson’s filing of an Abbreviated New Drug Application (ANDA) containing a Paragraph IV certification under 21 U.S.C. Section 355(j) for testosterone gel.  This Paragraph IV certification notice refers to FCB’s nine U.S. patents, covering Testim®, 1% testosterone gel, that are listed in Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), published by the U.S. Food and Drug Administration.  The referenced patents will expire between 2023 and 2025.

The foregoing is qualified in its entirety by the text of the joint press release attached as Exhibit 99.1 hereto and incorporated herein by reference.  All readers are encouraged to read the entire text of the joint press release attached hereto.

Item 8.01              Other Events.

On April 13, 2012, Auxilium Pharmaceuticals, Inc. and FCB I LLC (“FCB”) received a notice from Watson Laboratories, Inc. (“Watson”) that advises them of Watson’s filing of an Abbreviated New Drug Application (ANDA) containing a Paragraph IV certification under 21 U.S.C. Section 355(j) for testosterone gel. This Paragraph IV certification notice refers to FCB’s nine U.S. patents, covering Testim®, 1% testosterone gel, that are listed in Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), published by the U.S. Food and Drug Administration.  The referenced patents will expire between 2023 and 2025.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Joint Press Release, dated April 16, 2012, issued by Auxilium Pharmaceuticals, Inc. and FCB I LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: April 16, 2012	By:	/s/ Andrew I. Koven

Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Joint Press Release, dated April 16, 2012, issued by Auxilium Pharmaceuticals, Inc. and FCB I LLC